UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2008

NATIONAL PROPERTY INVESTORS 8

(Exact name of Registrant as specified in its charter)

            California                0-14554                 13-3254885

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation)          File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into a Material Definitive Agreement

Please see the description under Item 2.03, below.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 30, 2008, National Property Investors 8 (the “Registrant”) obtained a second mortgage loan in the principal amount of $2,000,000 on its investment property, Huntington Athletic Club Apartments, located in Morrisville, North Carolina. The second mortgage loan bears interest at a fixed rate of 6.27% per annum, and requires monthly payments of principal and interest of approximately $12,000 beginning on February 1, 2009, through the loan’s June 1, 2020, maturity date.  The second mortgage loan has a balloon payment of approximately $1,627,000 due at maturity.  The Registrant may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.  As a condition to making the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain obligations and liabilities of the Registrant relating to a limited number of prohibited actions that would give rise to an exception to the non-recourse nature of the loan.

In connection with the second mortgage loan, the Registrant also agreed to certain modifications to the existing mortgage loan encumbering Huntington Athletic Club Apartments.  The modifications include a fixed interest rate of 8.15% per annum and monthly payments of principal and interest of approximately $41,000 beginning on February 1, 2009, through the June 1, 2020, maturity date. The existing mortgage loan has a balloon payment of approximately $4,745,000 due at maturity.  The previous terms of the existing mortgage loan consisted of a fixed interest rate of 8.15% per annum and monthly payments of approximately $62,000 through the maturity date of June 1, 2020, at which date the mortgage was scheduled to be fully amortized. The Registrant may prepay the first mortgage loan by delivering 30 days written notice to the lender subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the lender if an event of default, as defined in the applicable loan agreements, occurs.  Events of default include nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Note and Amended and Restated Multifamily Note, copies of which are filed as exhibits 10.31 and 10.32 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.31       Multifamily Note dated December 30, 2008 between National Property Investors 8, a California limited partnership, and Capmark Bank, a Utah industrial bank, dated December 30, 2008. *

10.32                            Amended and Restated Multifamily Note between National Property Investors 8, a California limited partnership, and Federal Home Loan Mortgage Corporation, dated December 30, 2008. *

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 8

By:  NPI EQUITY INVESTMENTS, INC.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: January 6, 2009